Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                            ARTHUR ANDERSEN LLP

                         Pittsburgh, Pennsylvania







                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 16 to Form N-1A Registration Statement of Money Market Obligatons Trust of our reports dated September 8, 1995, on the financial statements of Money Market Obligations Trust (consisting of Automated Cash Management Trust, Government Obligations Funds, Government Obligations Tax-Managed Fund, Prime Obligations Fund, Tax-Free Obligations Fund, and Treasury Obligations Fund) of our report dated, included in or made part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
September 25, 1995